SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 1012

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ODYSSEY PICTURES CORPORATION

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(Exact name of registrant as specified in its charter)

NEVADA	000-18954	95-4269048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 Coit Road, Suite E, Plano, Texas	75075
(Address of principal executive offices	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (972)-867-0055

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N/A

February 1, 2012

Section 5 – Corporate Governance and Mangement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Ralph Boral, has been appointed as Chief Operating Officer of the Company as well as a Member of the Board of Directors of Odyssey Pictures Corporation. The Company has entered into an employment agreement with Mr. Boral which is for a period of two years. It provides for a base salary of $100,000 per year plus a supplemental fee of 50% of production fee activity undertaken by the company including business secured by Mr. Boral. It provides for benefits consistent with other employees of the Company.

Mr. Boral, was formerly Vice President of Finance and Operations of Name Dynamics, Inc. Prior to that he was General Manager of Glueworks Animation as well as formerly CFO of Film Foundry, the parent company of Glueworks Animation. He has been a Senior Producer for Fox News, Director of Finance for NBC News Channel and Business Manger for NBC News. He has a Bachelor of Arts degree from Queens College in Communications. He is 52 years old.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2012

Odyssey Pictures Corporation

By: John Foster, President and CEO